Exhibit 10.3

TERMINATION AGREEMENT

This TERMINATION AGREEMENT (this “Agreement”) is entered into as of February 10, 2010 (and effective as set forth in Section 10 of this Agreement), by and among GRAHAM PACKAGING HOLDINGS COMPANY, a Pennsylvania limited partnership (“Holdings”), GRAHAM PACKAGING COMPANY L.P., a Delaware limited partnership (the “Company”), BLACKSTONE MANAGEMENT PARTNERS III L.L.C., a Delaware limited liability company (“BMP”), and GRAHAM ALTERNATIVE INVESTMENT PARTNERS I, a Pennsylvania limited partnership (“GAIP”). All defined terms not otherwise defined herein shall have the meaning set forth in the Monitoring Agreement.

WHEREAS, the parties hereto are parties to that certain Amended and Restated Monitoring Agreement, dated as of September 30, 2004 (the “Monitoring Agreement”); and

WHEREAS, pursuant to and in accordance with Section 3(b) of the Monitoring Agreement, BMP has agreed to accept a “monetization or buy-out” of the BMP Monitoring Fee, and accordingly the GAIP Monitoring Fee, for consideration equal to an aggregate payment to BMP and GAIP of $35,000,000 as a full “monetization or buy-out” of the BMP Monitoring Fee and the GAIP Monitoring Fee.

NOW, THEREFORE, for and in consideration of the mutual promises and covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Buy-Out Payments. The Company hereby agrees to pay by wire transfer of immediately available funds to the accounts previously specified by the recipients (i) to BMP $26,250,000 as a “monetization or buy-out” of the BMP Monitoring Fee and (ii) to GAIP $8,750,000 as a “monetization or buy-out” of the GAIP Monitoring Fee.

2. Termination of the Monitoring Agreement. Upon payment of the fees set forth in Section 1, the parties hereto agree that the Monitoring Agreement shall terminate and be of no further force and effect, with no further liability to any party thereto.

3. Third Party Beneficiary. Nothing in this Agreement, express or implied, is intended to or shall confer upon anyone other than the parties any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

4. Section Headings. Headings contained in this Agreement are inserted only as a matter of convenience and in no way define, limit or extend the scope or intent of this Agreement or any provisions thereof.

5. Choice of Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to any choice or conflict of law provision which would require the application of any law other than that of the State of New York.

6. Jurisdiction. Each party to this Agreement irrevocably agrees that any suit, action or proceeding which may arise out of or in connection with this Agreement shall be brought in the courts of the State of New York in New York County or the courts of the United States District Court for the Southern District of New York, which shall have exclusive jurisdiction to settle any disputes arising out of or in connection with this Agreement and for such purpose each Party hereby irrevocably and unconditionally submits to the jurisdiction of such courts.

7. Entire Agreement. This Agreement contains the entire understanding of the Parties with respect to the subject matter hereof and supersedes all prior agreements, discussions and understandings with respect thereto.

8. Amendment. This Agreement may be amended only by a written instrument signed by all parties hereto.

9. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same agreement of the parties hereto.

10. Effective Date. This Agreement shall become effective upon the closing of the initial public offering and sale of shares of common stock of Graham Packaging Company Inc. (the “IPO”) and shall be of no force and effect (i) prior to the closing of the IPO and (ii) if the closing of the IPO has not been consummated within ten (10) business days from the date of this Agreement.

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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their duly authorized officers or agents as of the date first above written.

BLACKSTONE MANAGEMENT PARTNERS III L.L.C.

By:	Blackstone Holdings I L.P., its Sole Member

By:	Blackstone Holdings I/II GP Inc., its General Partner

By:	/s/ Chinh E. Chu
Name: Chinh E. Chu
Title:

GRAHAM PACKAGING HOLDINGS COMPANY, LP

By:	BCP/Graham Holdings, L.L.C., its managing general partner

By:	/s/ Mark S. Burgess
Name: Mark S. Burgess
Title: Vice President, Finance and Administration

GRAHAM PACKAGING COMPANY, L.P.

By:	GPC Opco GP, LLC, its general partner

By:	/s/ David W. Bullock
Name: David W. Bullock
Title: Chief Financial Officer

GRAHAM ALTERNATIVE INVESTMENT PARTNERS I

By:	Graham Family Growth (GP) Company, its general partner

By:	GPC Investments, LLC, its general partner

By:	/s/ Paul L. Rudy, III
Name: Paul L. Rudy, III
Title: Vice President